EXHIBIT 10.2
August 17, 2005

Industrial Services Acquisition Corp.
c/o AMCO Distribution Services, Inc.
2807 El Presidio Street
Carson CA 90810

Wedbush Morgan Securities Inc.
As representative of the several Underwriters
1000 Wilshire Blvd., 10th Floor
Los Angeles, CA 90017

Re:  Initial Public Offering

Ladies and Gentlemen:

The undersigned stockholder, officer and director of Industrial Services Acquisition Corp. (“Company”), in consideration of Wedbush Morgan Securities Inc. (“Wedbush”) agreeing to underwrite an initial public offering (“IPO”) of the Company’s units (“Units”), each comprised of one share of the Company’s common stock, par value $.0001 per share (“Common Stock”), and one warrant exercisable for one share of Common Stock (“Warrant”) and embarking on the IPO process, hereby agrees as follows (certain capitalized terms used herein are defined in Schedule 1 hereto):

1. If the Company solicits approval of its stockholders of a Business Combination, the undersigned shall (i) vote all Insider Shares owned by such person in accordance with the majority of the votes cast by the holders of the IPO Shares and (ii) vote any shares of Common Stock acquired in or following the IPO in favor of the Business Combination.

2. If a Transaction Failure occurs, the undersigned shall take all reasonable actions within such person’s power to cause (i) the Trust Fund to be liquidated and distributed to the holders of the IPO shares as soon as reasonably practicable and in any event no later than the Termination Date, and (ii) the Company to dissolve and liquidate as soon as practicable (the earliest date on which the conditions in clauses (i) and (ii) are both satisfied being the “Liquidation Date”). The undersigned hereby waives any and all right, title, interest or claim of any kind in or to any liquidating distributions by the Company, including, without limitation, any distribution of the Trust Fund as a result of such liquidation with respect to such person’s Insider Shares (“Claim”) and hereby further waives any Claim the undersigned may have in the future as a result of, or arising out of, any contracts or agreements with the Company and agrees to not seek recourse against the Trust Fund for any reason whatsoever. The undersigned hereby agrees that the Company shall be entitled to a reimbursement from the undersigned for any distribution of the Trust Fund received by the undersigned in respect of such person’s Insider Shares.

3. The undersigned hereby agrees to indemnify and hold harmless the Company, pro rata with Mark McKinney, the Company's Chief Executive Officer and Burke Smith, the Company's Chief Financial Officer and Secretary (collectively, the “Indemnitors”), based on the number of Insider Shares held by each such individual, against any and all losses, liabilities, claims, damages and expenses whatsoever (including, but not limited to, any and all legal or other expenses reasonably incurred in investigating, preparing or defending against any litigation, whether pending or threatened, or any claim whatsoever) (collectively, “Damages”) to which the Company may become subject as a result of any claim (i) by any vendor that is owed money by the Company for services rendered or products sold, or (ii) by any target business with whom the Company has a written agreement, except that no such indemnification obligation shall apply to any Damages with respect to or arising out of any claims made by such target business that has signed a release, waiver or similar agreement (whether as part of such written agreement or otherwise) agreeing that it has no recourse to the Trust Fund, and provided that any indemnification obligation as set forth in (i) or (ii) above shall apply only to the extent necessary to ensure that such loss, liability, claim, damage or expense does not reduce the amount in the Trust Fund. It is hereby acknowledged and agreed that if the undersigned is removed or ceases to be reelected as a director (despite standing for reelection) of the Company, then his indemnification obligations hereunder shall cease and be of no further force or effect. If one of the other Indemnitors is removed or fails to be reelected (despite standing for reelection) as a director of the Company, then the undersigned’s indemnification obligation as set forth in (i) or (ii) above shall be re-allocated based on the number of Insider Shares then held by the undersigned and the other remaining Indemnitor.

4. In order to minimize potential conflicts of interest which may arise from multiple affiliations, the undersigned agrees to present to the Company for its consideration, prior to the undersigned’s exploitation of that opportunity in any way or the presentation to any other person or entity, any suitable opportunity to acquire all or substantially all of the outstanding equity securities of, or otherwise acquire (through merger, capital stock exchange, asset acquisition or other business combination) an operating business until the earlier of the consummation by the Company of a Business Combination, the distribution of the Trust Fund or until such time as the undersigned ceases to be an officer or director of the Company; provided, however, that the presentation of such opportunities to the Company shall in each case be subject to any pre-existing fiduciary and/or contractual obligations the undersigned might have.

5.  The undersigned acknowledges and agrees that the Company will not consummate any Business Combination which involves a company which is affiliated with any of the Insiders unless the Company obtains an opinion from an independent investment banking firm that is a member of the National Association of Securities Dealers, Inc. that the business combination is fair to the Company’s stockholders from a financial perspective.

6. Neither the undersigned, any member of the Immediate Family of the undersigned, nor any Affiliate of the undersigned will be entitled to receive and will not accept any compensation for services rendered to the Company prior to, or in connection with, the consummation of the Business Combination; provided that the undersigned shall be entitled to reimbursement from the Company for his out-of-pocket expenses incurred in connection with seeking and consummating a Business Combination.
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7. The undersigned agrees that neither the undersigned, any member of the Immediate Family of the undersigned, or any Affiliate of the undersigned will be entitled to receive or accept, and the undersigned, on behalf of the undersigned and the aforementioned parties, hereby waives any rights to, a finder’s fee or any other compensation in the event the undersigned, any member of the Immediate Family of the undersigned or any Affiliate of the undersigned originates a Business Combination.

8. The undersigned will escrow his Insider Shares for the period commencing on the Effective Date and ending on the one year anniversary of the Business Combination Date by the Company, subject to the terms of a Stock Escrow Agreement which the Company will enter into with the undersigned and an escrow agent acceptable to the Company.

9. The undersigned agrees to be the Chairman and a member of the Board of Directors of the Company until the earlier of the consummation by the Company of a Business Combination or the liquidation of the Company.  The undersigned’s biographical information furnished to the Company and Wedbush and attached hereto as Exhibit A is true and accurate in all respects, does not omit any material information with respect to the undersigned’s background and contains all of the information required to be disclosed pursuant to Section 401 of Regulation S-K, promulgated under the Securities Act of 1933.  The undersigned’s Questionnaire furnished to the Company and Wedbush is true and accurate in all respects.  The undersigned further represents and warrants to the Company and Wedbush that:

(a)   The undersigned is not subject to or a respondent in any legal action for, any injunction, cease-and-desist order or order or stipulation to desist or refrain from any act or practice relating to the offering of securities in any jurisdiction;

(b)       The undersigned has never been convicted of or pleaded guilty to any crime (i) involving any fraud or (ii) relating to any financial transaction or handling of funds of another person, or (iii) pertaining to any dealings in any securities and such person is not currently a defendant in any such criminal proceeding; and

(c)       The undersigned has never been suspended or expelled from membership in any securities or commodities exchange or association or had a securities or commodities license or registration denied, suspended or revoked.

10. The undersigned has full right and power, without violating any agreement by which the undersigned is bound, to enter into this letter agreement and to serve as Chairman and a member of the Board of Directors of the Company.

11. The undersigned acknowledges and understands that Wedbush and the Company will rely upon the agreements, representations and warranties set forth herein in proceeding with the IPO.

12. This letter agreement shall be binding on the undersigned and such person’s respective successors, heirs, personal representatives and assigns. This letter agreement shall terminate on the earlier of (i) the Business Combination Date and (ii) the Termination Date; provided, however, that any such termination shall not relieve the undersigned from any liability resulting from or arising out of any breach of any agreement or covenant hereunder occurring prior to the termination of this letter agreement.

13. The undersigned authorizes any employer, financial institution, or consumer credit reporting agency to release to Wedbush and its legal representatives or agents (including any investigative search firm retained by Wedbush) any information they may have about the undersigned’s background and finances (“Information”).  Neither Wedbush nor its agents shall be violating the undersigned’s right of privacy in any manner in requesting and obtaining the Information and the undersigned hereby releases them from liability for any damage whatsoever in that connection.

14. This letter agreement shall be governed by and interpreted and construed in accordance with the laws of the State of California applicable to contracts formed and to be performed entirely within the State of California, without regard to the conflicts of law provisions thereof to the extent such principles and rules would require or permit the application of the laws of another jurisdiction. The undersigned hereby agrees that any action, proceeding or claim against the undersigned arising out of or relating in any way to this Agreement shall be brought and enforced in the courts of the State of California or the United States District Court for the Northern District of California, and irrevocably submits to such jurisdiction, which jurisdiction shall be exclusive. The undersigned hereby waives any objection to such exclusive jurisdiction and that such courts represent an inconvenience forum.

15. No term or provision of this letter agreement may be amended, changed, waived, altered or modified except by written instrument executed and delivered by the party against whom such amendment, change, waiver, alteration or modification is to be enforced.

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Name: Ross Berner

         /s/ Ross Berner
Signature

Accepted and agreed:

WEDBUSH MORGAN SECURITIES INC.

By: /s/ Mark Salter
Name: Mark Salter
Title:   Managing Director, Head of Investment Banking

Accepted and agreement:

INDUSTRIAL SERVICES ACQUISTION CORP.

By: /s/ Mark McKinney
Name: Mark McKinney
Title: Chief Executive Officer

SCHEDULE 1

SUPPLEMENTAL COMMON DEFINITIONS

Unless the contact shall otherwise require, the following terms shall the following respective meanings for all purposes, and the following definitions are equally applicable to both the singular and the plural forms and the feminine, masculine and neuter forms of the terms defined.

“Business Combination” shall mean the acquisition by the Company, whether by merger, capital stock exchange, asset acquisition or other similar business combination, of one or more operating businesses, having, collectively, a fair market value equal to at least 80% of the Company’s net assets at the time of such merger, capital stock exchange, asset acquisition or other similar business combination.

“Business Combination Date” shall mean the date upon which a Business Combination is consummated.

“Effective Date” shall mean the date upon which the Registration Statement is declared effective under the Securities Act of 1933, as amended, by the SEC.

“Immediate Family” shall mean, with respect to any person, such person’s spouse, lineal descendents, father, mother, brothers or sisters (including any such relatives by adoption or marriage).

“Insiders” shall mean all of the officers, directors and stockholders of the Company immediately prior to the Company’s IPO.

“Insider Shares” shall mean all shares of Common Stock of the Company owned by an Insider immediately prior to the Company’s IPO. For the avoidance of doubt, Insider Shares shall not include any IPO Shares purchased by Insiders in connection with or subsequent to the Company’s IPO.

“IPO Shares” shall mean all shares of Common Stock issued by the Company in its IPO, regardless of whether such shares were issued to an Insider or otherwise.

“Prospectus” shall mean the final prospectus filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended, and included in the Registration Statement.

“Registration Statement” shall mean the registration statement filed by the Company on Form S-1 with the SEC, and any amendment or supplement thereto, in connection with the Company’s IPO.

“SEC” shall mean the United Stated Securities and Exchange Commission.

“Termination Date”shall mean the date that is sixty (60) calendar days immediately following the Transaction Failure Date.

“Transaction Failure” shall mean the earlier of (i) the failure to enter into a letter of intent, definitive agreement or agreement in principal with respect to a Business Combination on any day during the eighteen-month period immediately following the Effective Date, and (ii) the failure to consummate a Business Combination on any day during the twenty-four-month period immediately following the Effective Date.

“Transaction Failure Date” shall mean if a Transaction Failure first occurs as a result of the failure described in clause (i) of the definition of “Transaction Failure”, the eighteen-month anniversary of the Effective Date, and if a Transaction Failure first occurs as a result of the failure described in clause (ii) of the definition of “Transaction Failure”, the second anniversary of the Effective Date.

“Trust Fund” shall mean that certain trust account established with Continental Stock Transfer & Trust Company, as trustee, and in which the Company deposited the “funds to be held in trust,” as described in the Prospectus.

EXHIBIT A
BIOGRAPHY

Ross Berner has been our chairman and a member of our board of directors since inception. In addition, Mr. Berner has been a partner and portfolio manager at Weintraub Capital Management since 2002. Prior to that, from 1999 to 2002, he was co-founder, president and a board member of Prime Advantage Corp. / Logistics Mgmt, Inc., a direct material and logistics sourcing agent for mid-sized companies. During Mr. Berner’s tenure with Prime Advantage, Prime Advantage Corp. raised nearly $35 million of private capital and grew in size to over $200 million of gross revenues. Mr. Berner was also a co-founder and senior vice president of acquisitions at United Road Services, a used-car auto hauling company, from 1997 to 1999. United Road was taken public in 1998 and grew from approximately $50 million in revenues in 1998 to approximately $255 million in 1999. Prior to co-founding United Road Services, Mr. Berner worked as a vice president of institutional equities at Salomon Brothers, Inc. from 1992 to 1997. Mr. Berner received an MBA from Columbia University and a BA from Northwestern University.